EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-113692, 333-46008 and 333-66434), Form S-3
(Nos. 333-110067, 333-102436 and 333-76144) and Form SB-2 (No. 333-47240), of
Findwhat.com of our report dated February 12, 2004, except for Note 9, as to which the date is April 1, 2004, relating to the financial statements of Comet Systems, Inc., which appears in the Current Report on Form 8-K of Findwhat.com dated April 9, 2004.

/s/ PricewaterhouseCoopers LLP

New York, New York
April 9, 2004